EXHIBIT 23.4

CONSENT OF DIRECTOR DESIGNEE

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the caption “Board of Directors and Management of Armada Following Completion of the Acquisition” in the Prospectus, which is part of this Registration Statement on Form S-4 of Armada Oil, Inc.

/s/ Randy M. Griffin
Randy M. Griffin

CONSENT OF DIRECTOR DESIGNEE

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the caption “Board of Directors and Management of Armada Following Completion of the Acquisition” in the Prospectus, which is part of this Registration Statement on Form S-4 of Armada Oil, Inc.

/s/ Ray L. Unruh
Ray L. Unruh

CONSENT OF DIRECTOR DESIGNEE

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the caption “Board of Directors and Management of Armada Following Completion of the Acquisition” in the Prospectus, which is part of this Registration Statement on Form S-4 of Armada Oil, Inc.

/s/ Fred B. Zaziski
Fred B. Zaziski

CONSENT OF DIRECTOR DESIGNEE

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the caption “Board of Directors and Management of Armada Following Completion of the Acquisition” in the Prospectus, which is part of this Registration Statement on Form S-4 of Armada Oil, Inc.

/s/ Marceau Schlumberger
Marceau Schlumberger